Exhibit T3A.2.16

CERTIFICATION OF INCORPORATION

OF

KATZ  & BESTOFF # 303, INC

STATE OF ALABAMA	X

MONTGOMERY COUNTY	X

I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of KATZ & BEST0FF #303, INC has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name set forth in said Certificate, namely:

IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this the 29th day of June 1984.

/s/ WALKER HOBBIE, JR.
WALKER HOBBIE, JR.
JUDGE OF PROBATE MONTGOMERY COUNTY, ALABAMA

ARTICLES OF INCORPORATION OF
KATZ & BESTHOFF #303, INC.

The undersigned, acting as incorporator of a corporation under the Code of Alabama, 1975, as amended, adopts the following articles of incorporation for such corporation.

ONE

The name of the corporation is KATZ & BESTHOFF #303, INC.

TWO

The period of its duration is perpetual.

THREE

The purpose or purposes for which the corporation is organized are:

A)   To engage in the mercantile business of operating one or more retail drug stores, and all related activities, merchandise and services incident thereto without limitation.

B)   The transaction of any or all lawful business for which corporations may be incorporated under S10-2A-1, et seq., Code of Alabama, 1975, as amended.

FOUR

The aggregate number of shares which the corporation shall have authority to issue is 25,000 at a par value of $1.00, each.

FIVE

The location and mailing address of the initial registered office of the corporation is 60 Commerce St., City of Montgomery, Alabama 36103, 36103, and the name of its initial registered agent at such address is The Corporation Company.

SIX

The number of directors constituting the initial board of directors of the corporation is Eight, and the names and addresses of the persons who are to serve as directors until the first annual meeting of share-holders or until their successors are elected and shall qualify are:

DIRECTORS

Name	Address

Sydney J. Besthoff, III	K&B Plaza Lee Circle New Orleans, Louisiana 70130

Charles Stich	K&B Plaza Lee Circle New Orleans, Louisiana 70130
Jac Stich	K&B Plaza Lee Circle New Orleans, Louisiana 70130
Walter Feltman	K&B Plaza Lee Circle New Orleans, Louisiana 70130
C. T. Althans	K&B Plaza Lee Circle New Orleans, Louisiana 70130
Walda B. Besthoff	K&B Plaza Lee Circle New Orleans, Louisiana 70130
Virginia F. Besthoff	K&B Plaza Lee Circle New Orleans, Louisiana 70130
Valerie Anne Besthoff	K&B Plaza Lee Circle New Orleans, Louisiana 70130

SEVEN

The name and address of each incorporator is:

K & B, Limited K & B Plaza Lee Circle New Orleans, Louisiana 70130

Dated June 22nd, 1984.

K & B, LIMITED

By	/s/ [ILLEGIBLE]
President

2

STATE OF LOUISIANA	)

PARISH OF ORLEANS	)

I, Albert Mintz , a Notary Public in and for said Parish in said State, hereby certify that Sydney J. Besthoff III- whose name as President of K & B, Limited, a corporation as incorporator is signed to the foregoing Articles of Incorporation, and who is known to me, acknowledged before me on this day, that being informed of the contents of said Articles, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as Incorporator as aforesaid.

Given under my hand this the 22nd day of June, 1984.

/s/ [ILLEGIBLE]
Notary Public

My commission expires: at death

This instrument prepared by: Albert Mintz, Atty., Montgomery, Barnett, Brown & Read, 18th Floor, First National Bank of Commerce Bldg., New Orleans, Louisiana 70112-1799.

STATE OF ALA MONTOFOMERY CO. I CERTIFY THIS INSTRUMENT [ILLELIGBLE] JUN 29 4 36 PM’ 84 [ILLELIGBLE] JUDGE OF PROBATE	[ILLELIGIBLE] 06.29.84 108929 - 26.00

3

The State of Alabama Montgomery County	Probate Court

I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of CORPORATION OF KATZ & BESTOFF #303, INC as fully and completely as the same appears of record in this office in Book No. 0136 of Corporation at page 0065.

Given under my hand and official seal this 6th day of July, A.D. 1984

/s/ Walker Hobbie, Jr.
Judge of Probate Court, Montgomery County, Alabama
122-021

# 098-927
State of Alabama	Posted by: AP	Checked by: AP	FILED IN OFFICE MAR 8 2010 SECRETARY OF STATE

Statement of Change of Registered Agent or

Registered Office or Both

Check one:	☐ Foreign Corporation ☒ Domestic Profit Corporation

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned corporation submits the following statement for the purpose of changing its registered agent, its registered office, or both in the State of Alabama.

State of Incorporation: Montgomery County

1.    The name of the corporation:

K  & B Alabama Corporation

2.    The name of the present registered agent:

THE CORPORATION COMPANY

3.    The street address of the present registered office:

2000 INTERSTATE PARK DRIVE STE 204 MONTGOMERY, AL 36109

4.    The name of its successor registered agent:

C T CORPORATION SYSTEM

5.    The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):

2 NORTH JACKSON ST., SUITE 605 MONTGOMERY, AL 36104

6.    If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.    Date: March 8, 2010

$5 Filing Fee	RECEIVED MAR 8 2010 SECRETARY OF STATE

I, as authorized by C T Corporation System                                                                           ,

certify that the above named entity was notified of this change of address in writing.

Kenneth Uva
Signature of Registered Agent

Mail original application with the filing fee of $5.00 to:
Secretary of State, Corporations Division, PO Box 5616, Montgomery, Alabama 36103-5616

PLAN OF MERGER

OF

KATZ & BESTHOFF #301, INC.,

KATZ  &   BESTHOFF   #302,   INC.,   KATZ   &   BESTHOFF   #390, INC.,

KATZ  &   BESTHOFF   #391,   INC.,   KATZ   &   BESTHOFF   #392, INC.,

KATZ  &   BESTHOFF   #393,   INC.,   KATZ   &   BESTHOFF   #394, INC.,

KATZ  &   BESTHOFF   #395,   INC.,   KATZ   &   BESTHOFF   #396, INC.,

KATZ  &   BESTHOFF   #397,   INC.,   KATZ   &   BESTHOFF   #398, INC.,

AND KATZ & BESTHOFF #399, INC.

INTO

KATZ & BESTHOFF #303, INC.

(WHICH CHANGES ITS NAME TO K & B ALABAMA CORPORATION
EFFECTIVE UPON MERGER)

THIS PLAN OF MERGER is proposed for adoption by and among KATZ & BESTHOFF #301, INC., KATZ & BESTHOFF #302, INC., KATZ & BESTHOFF #390, INC., KATZ & BESTHOFF #391, INC., KATZ & BESTHOFF #392, INC., KATZ & BESTHOFF #393, INC., KATZ & BESTHOFF #394, INC., KATZ & BESTHOFF #395, INC., KATZ & BESTHOFF #396, INC., KATZ & BESTHOFF #397, INC., KATZ & BESTHOFF #398, INC., and KATZ & BESTHOFF #399, INC., all Alabama corporations (hereinafter collectively referred to as the “merging corporations”), and KATZ & BESTHOFF #303, INC., an Alabama Corporation (hereinafter sometimes referred to as the “surviving corporation”):

WHEREAS, KATZ & BESTHOFF #301, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, by Articles of Incorporation filed on June 24, 1981, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 2252, Page 934, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #302, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Montgomery County, Alabama, by Articles of Incorporation filed on June 29, 1984, in the records of the Probate Court of Montgomery County, Alabama, at Corporation Book 136, Page 62, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #390, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #90, INC.”, by Certificate of Incorporation filed on January 29, 1973, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1210, Page 81, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #390, INC.”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 94, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #391, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #91, INC.”, by Certificate of Incorporation filed on January 29, 1973, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1210, Page 198, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #391, INC.”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 96, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #392, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #92, INC.”, by Certificate of Incorporation filed on July 3, 1973, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1261, Page 338, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #392, INC,”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 98, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars par value each; and

WHEREAS, KATZ & BESTHOFF #393, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #93, INC.”, by Certificate of Incorporation filed on September 18, 1974, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1382, Page 979, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #393, INC.”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 100, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #394, INC., is a corportion organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #94, INC.”, by Certificate of Incorporation filed on September 18, 1974, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1382, Page 990, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #394, INC.”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 102, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #395, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #95, INC.”, by Certificate of Incorporation filed on August 13, 1976, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1614, Page 155, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #395, INC.”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 104, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #396, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, under the name of “KATZ & BESTHOFF #96, INC.”, by Certificate of Incorporation filed on August 13, 1976, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1614, Page 166, which said Certificate was amended to change the Corporation’s name to “KATZ & BESTHOFF #396, INC.”, by instrument filed on March 8, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1822, Page 106, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #397, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, by Certificate of Incorporation filed on February 16, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1813 Page 876. and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #398, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, by Certificate of Incorporation filed on February 16, 1978, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 1813, Page 887, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #399, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Mobile County, Alabama, by Articles of Incorporation filed on June 24, 1981, in the records of the Probate Court of Mobile County, Alabama, at Real Property Book 2252, Page 937, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, KATZ & BESTHOFF #303, INC., is a corporation organized and existing under the laws of the State of Alabama, having been incorporated in Montgomery County, Alabama, by Articles of Incorporation filed on June 29, 1984, in the records of the Probate Court of Montgomery County, Alabama, at Corporation Book 136, Page 65, and currently having authorized capital stock consisting of twenty-five thousand (25,000) shares of One and No/100 Dollars ($1.00) par value each; and

WHEREAS, it is now desired to merge the merging corporations into Katz & Besthoff #303, Inc., with Katz & Besthoff #303, Inc., as the surviving corporation, effective September 30, 1986, in accordance with §10-2A-140 through §10-2A-143 of the Code of Alabama (1975);

NOW, THEREFORE, this Plan is hereby submitted to the merging corporations and the surviving corporation for approval and adoption:

ARTICLE ONE

The Articles of Merger and this Plan of Merger shall be filed as required by law on September 30, 1986. Upon such filing, the merging corporations shall merge into Katz & Besthoff #303, Inc., with Katz & Besthoff #303, Inc., as the surviving corporation (said corporation being hereafter sometimes called “the surviving corporation,” “the corporation,” or “this corporation”), which shall be a corporation of the State of Alabama and shall continue to be organized and existing under, and governed by, the laws of the State of Alabama. Its principal place of business and office shall continue to be in Montgomery County, Alabama.

ARTICLE TWO

The Articles of Incorporation of KATZ & BESTHOFF #303, INC., the surviving corporation, as amended hereby, shall continue to be the Articles of incorporation of the surviving corporation unless and until further amended or provided by law. Said Articles of Incorporation shall be amended by and upon this merger becoming effective by changing the corporate name of the surviving corporation from KATZ & BESTHOFF #303, INC., to K & B ALABAMA CORPORATION. Article One of the said Articles of Incorporation shall be deemed to be amended by this merger and upon this merger becoming effective shall be deemed to read as follows: “The name of the corporation is K & B ALABAMA CORPORATION.”

The foregoing shall constitute the only change or amendment of the Articles of Incorporation of the surviving corporation to be effected by this merger.

ARTICLE THREE

The surviving corporation will continue to have all of its present objects, purposes, rights, powers and privileges, together with all other rights, powers, and privileges conferred by the laws of Alabama upon corporations formed under the laws of the State of Alabama.

ARTICLE FOUR

The total number of shares of which the surviving corporation shall have authority to issue shall be twenty-five thousand (25,000) shares of common stock of the par value of One and No/100 Dollars ($1.00) each, amounting, in the aggregate, to a total authorized capital of Twenty-Five Thousand and No/100 Dollars ($25,000.00). The number of shares of said stock which shall be issued and outstanding upon the completion of the merger shall be one thousand (1,000) shares.

ARTICLE FIVE

The manner and basis of converting the shares of capital stock of the merging corporations into shares of the surviving corporation are as follows:

(a)   All of the currently issued and outstanding shares of the capital stock of Katz & Besthoff #303, Inc., shall, upon the effectiveness of the merger, remain unchanged, and each share certificate of Katz & Besthoff #303, Inc., evidencing ownership of any such share will continue to evidence ownership of the same number thereof.

(b)   All of the currently issued and outstanding shares of capital stock of the merging corporations shall be surrendered and delivered to the respective merging corporations by the stockholders thereof, endorsed to the respective corporations, and said stock shall be cancelled.

ARTICLE SIX

The officers of the merging corporations and the surviving corporation, upon approval of this Plan of Merger by the stockholders of the respective corporations, shall take any and all steps that they may deem necessary or appropriate, if any, to effect the merger and the acquisition by the surviving corporation of the assets of every character and description now owned by the merging corporations.

ARTICLE SEVEN

The current by-laws of Katz & Besthoff #303, Inc., shall continue as the by-laws of the surviving corporation until amended or repealed as provided by law.

ARTICLE EIGHT

Notwithstanding anything herein contained to the contrary, this Plan of Merger shall be null and void unless approved by the required number of stockholders and until the performance of such other acts and things as are required by law.

This instrument prepared by:

David R. Quitmeyer, Esquire

Hand, Arendall, Bedsole, Greaves & Johnston,

Lawyers, 3000 First National Bank Building,

Mobile, Alabama 36601